EXHIBIT 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q3 Revenue Up 12% Over Q3 2004
     SAN JOSE, Calif.—Oct. 26, 2005—Cadence Design Systems, Inc. (NYSE: CDN) (NASDAQ: CDN) today reported third quarter 2005 revenue of $337 million, an increase of twelve percent over the $302 million reported for the same period last year. On a GAAP basis, Cadence® recognized net income of $21 million, or $0.07 per share, in the third quarter of 2005, compared to $20 million, or $0.07 per share, in the same period last year.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, executive severance payments, restructuring charges and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on our non-GAAP measure.
     Using this non-GAAP measure, net income in the third quarter 2005 was $67 million, or $0.21 per share, on a fully diluted basis as compared to $52 million, or $0.17 per share, on a fully diluted basis in the same period last year.
     “We had great response across the board in the third quarter, including a number of significant competitive wins,” said Mike Fister, president and CEO of Cadence Design Systems,

Inc. “Customers are buying from Cadence both for the depth and breadth of our technology, and our ability to deliver at an enterprise level.”
     Added Bill Porter, senior vice president and chief financial officer: “Once again, we had solid results in the third quarter across product lines and geographies. Both our verification and digital solutions continue to build momentum.”
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after Oct. 26, 2005.
Business Outlook
     For the fourth quarter of 2005, the company expects total revenue in the range of $360 million to $370 million. Fourth quarter GAAP earnings per fully diluted share are expected to be in the range of $0.17 to $0.19. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.27 to $0.29.
     For the full year 2005, the company expects total revenue in the range of $1.31 billion to $1.32 billion. On a GAAP basis, net income per fully diluted share for fiscal 2005 is expected in the range of $0.25 to $0.27. Using the non-GAAP measure defined below, fully diluted earnings per share for fiscal 2005 are expected to be in the range of $0.80 to $0.82.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Fister and Porter will host a third quarter 2005 financial results audio webcast today, Oct. 26, 2005, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting Oct. 26, 2005, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on Nov. 3, 2005. Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2004 revenues of approximately $1.2 billion, and has approximately 5,000 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s third quarter 2005 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Jan. 1, 2005, and the quarterly report on Form 10-Q for the quarter ended July 2, 2005.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges), executive severance payments and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, deferred compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company’s level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these items are not part of the company’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

Net Income Reconciliation	Quarter Ended
(in thousands)	October 1, 2005	October 2, 2004
Net income on a GAAP basis	$21,271	$19,631
Amortization of acquired intangibles	29,175	26,660
Deferred compensation	15,413	5,060
Restructuring and other charges	3,782	1,036
In-process research and development charges	—	2,000
Executive severance payments	4,369	—
Integration and acquisition-related costs	717	694
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	3,043	5,624
Income tax effect of non-GAAP adjustments	(11,034)	(9,194)

Net income on a non-GAAP basis	$66,736	$51,511

Diluted Net Income per Share Reconciliation	Quarter Ended
(in thousands, except per share data)	October 1, 2005	October 2, 2004
Diluted net income per share on a GAAP basis	$0.07	$0.07
Amortization of acquired intangibles	0.09	0.09
Deferred compensation	0.05	0.02
Restructuring and other charges	0.01	—
In-process research and development charges	—	0.01
Executive severance payments	0.01	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	0.01	0.02
Income tax effect of non-GAAP adjustments	(0.03)	(0.04)

Diluted net income per share on a non-GAAP basis	$0.21	$0.17

Shares used in calculation of diluted net income per share —GAAP	317,741	301,714
Shares used in calculation of diluted net income per share —non-GAAP (A)	317,741	301,714

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.
Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or amortization of deferred compensation or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, deferred compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into our financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning Dec. 16, 2005, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Fourth Quarter 2005 Earnings Release is published, currently scheduled for Feb. 1, 2006.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
October 1, 2005 and January 1, 2005
(In thousands)
(Unaudited)

	October 1, 2005	January 1, 2005
Current Assets:
Cash and cash equivalents	$618,770	$448,517
Short-term investments	30,579	144,491
Receivables, net of allowance for doubtful accounts of $13,326 and $12,734, respectively	277,117	384,114
Inventories	26,365	20,481
Prepaid expenses and other	97,735	72,312

Total current assets	1,050,566	1,069,915

Property, plant and equipment, net of accumulated depreciation of $533,148 and $498,424, respectively	353,402	390,367
Goodwill	1,234,866	995,065
Acquired intangibles, net	175,112	195,655
Installment contract receivables	61,643	96,038
Other assets	238,959	242,799

Total Assets	$3,114,548	$2,989,839

Current Liabilities:
Accounts payable and accrued liabilities	$236,392	$277,992
Current portion of deferred revenue	254,021	270,966

Total current liabilities	490,413	548,958

Long-term Liabilities:
Long-term portion of deferred revenue	19,535	20,847
Convertible notes	420,000	420,000
Other long-term liabilities	317,702	300,064

Total long-term liabilities	757,237	740,911

Stockholders’ Equity	1,866,898	1,699,970

Total Liabilities and Stockholders’ Equity	$3,114,548	$2,989,839

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Quarters and Nine Months Ended October 1, 2005 and October 2, 2004
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004
Revenue:
Product	$218,559	$183,030	$593,812	$503,053
Services	31,684	34,447	93,513	104,064
Maintenance	87,138	84,104	263,504	247,267

Total revenue	337,381	301,581	950,829	854,384

Costs and Expenses:
Cost of product	18,537	25,033	62,631	58,590
Cost of services	22,944	23,132	68,715	69,526
Cost of maintenance	14,777	12,643	43,926	39,813
Marketing and sales	94,280	76,736	260,546	238,131
Research and development	93,539	85,300	275,343	263,541
General and administrative	29,962	23,620	92,078	63,749
Amortization of acquired intangibles	13,912	12,741	39,200	44,672
Deferred compensation	15,413	5,060	35,405	17,121
Restructuring and other charges	3,782	1,036	34,785	9,400
Write-off of acquired in-process technology	—	2,000	9,400	9,000

Total costs and expenses	307,146	267,301	922,029	813,543

Income from operations	30,235	34,280	28,800	40,841

Interest expense	(1,217)	(1,564)	(3,943)	(4,820)
Other income (expense), net	4,667	(4,181)	11,356	(13,960)

Income before provision for income taxes	33,685	28,535	36,213	22,061

Provision for income taxes	12,414	8,904	13,436	7,382

Net income	$21,271	$19,631	$22,777	$14,679

Basic net income per share	$0.08	$0.07	$0.08	$0.05

Diluted net income per share	$0.07	$0.07	$0.08	$0.05

Weighted average common shares outstanding — basic	281,222	270,509	277,474	271,514

Weighted average common shares outstanding — diluted	317,741	301,714	312,587	306,887

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended October 1, 2005 and October 2, 2004
(In thousands)
(Unaudited)

	Nine Months Ended
	October 1,	October 2,
	2005	2004
Cash and Cash Equivalents at Beginning of Period	$448,517	$309,175

Cash Flows from Operating Activities:
Net income	22,777	14,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143,725	138,510
Deferred compensation	35,405	17,121
Equity in loss from investments, net	6,192	16,167
Gain on investments, net	(16,045)	(3,182)
Write-down of investment securities	10,184	2,995
Write-off of acquired in-process technology	9,400	9,000
Non-cash restructuring and other charges	2,179	—
Tax benefits from employee stock transactions	3,723	—
Tax benefit of call options	1,843	—
Deferred income taxes	(5,369)	—
Proceeds from the sale of receivables	129,047	15,198
Provisions for losses on trade accounts receivable and sales returns	569	2,168
Other non-cash items	(48)	1,008
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	123,076	6,411
Inventories	(5,052)	(3,367)
Prepaid expenses and other	(17,042)	(4,470)
Installment contract receivables	(113,688)	6,514
Other assets	(1,873)	9,022
Accounts payable and accrued liabilities	(49,132)	(22,846)
Deferred revenue	(20,028)	13,295
Other long-term liabilities	(10,232)	15,721

Net cash provided by operating activities	249,611	233,944

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	14,921	3,557
Proceeds from sale of short-term investments	289,225	413,935
Purchases of short-term investments	(180,975)	(400,510)
Proceeds from the sale of long-term investments	6,033	6,942
Proceeds from sale of property, plant and equipment	33,625	3,625
Purchases of property, plant and equipment	(49,954)	(46,788)
Purchases of software licenses	(500)	(757)
Investment in venture capital partnerships and equity investments	(9,184)	(17,353)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(295,438)	(115,170)

Net cash used for investing activities	(192,247)	(152,519)

Cash Flows from Financing Activities:
Principal payments on capital leases	(58)	(354)
Payment of convertible notes issuance costs	—	(1,920)
Proceeds from issuance of common stock	109,408	65,842
Purchases of treasury stock	—	(94,103)

Net cash provided by (used for) financing activities	109,350	(30,535)

Effect of exchange rate changes on cash and cash equivalents	3,539	1,567

Increase in cash and cash equivalents	170,253	52,457

Cash and Cash Equivalents at End of Period	$618,770	$361,632

Cadence Design Systems, Inc.
As of October 26, 2005
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	December 31, 2005	December 31, 2005
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.19	$0.25 to $0.27

Amortization of acquired intangibles	0.07	0.34
Deferred compensation	0.02	0.13
Restructuring and other charges	—	0.11
Write-off of acquired in-process technology	—	0.03
Executive severance payments	—	0.02
Integration and acquisition-related costs	—	0.01
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	0.01	0.04
Income tax effect of non-GAAP adjustments	—	(0.13)

Diluted net income per share on a non-GAAP basis	$0.27 to $0.29	$0.80 to $0.82

Cadence Design Systems, Inc.
As of October 26, 2005
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	December 31, 2005	December 31, 2005
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$54 to $60	$77 to $83

Amortization of acquired intangibles	21	106
Deferred compensation	8	43
Restructuring and other charges	—	35
Write-off of acquired in-process technology	—	9
Executive severance payments	—	8
Integration and acquisition-related costs	1	4
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	2	14
Income tax effect of non-GAAP adjustments	1	(44)

Net income on a non-GAAP basis	$87 to $93	$252 to $258

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2003					2004					2005
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
GEOGRAPHY
North America	55%	54%	59%	64%	58%	53%	57%	56%	45%	52%	46%	49%	53%
Europe	17%	15%	19%	16%	17%	16%	19%	20%	30%	22%	16%	17%	21%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%	30%	25%	20%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%	8%	9%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2003					2004					2005
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
PRODUCT GROUP
Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%	20%	19%	21%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%	26%	23%	26%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%	24%	31%	27%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%	9%	9%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%	10%	9%	8%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%	11%	9%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance